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                                                                Exhibit 10.2.3.h

                               SUBLEASE AGREEMENT

                                       for

                                    WATERFORD

                              3875 EMBASSY PARKWAY

                                AKRON, OHIO 44333

                                 By and Between

                               TELXON CORPORATION
                                    Sublessor

                                       and

                      AIRONET WIRELESS COMMUNICATIONS, INC.
                                    Sublessee


                          Dated as of September 1, 1998




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                           BASIC SUBLEASE INFORMATION



SUBLESSOR:                Telxon Corporation, a Delaware corporation.


SUBLESSOR'S               3330 West Market Street
ADDRESS:                  Akron, Ohio 44333


SUBLESSEE:                Aironet Wireless Communications, Inc.


SUBLESSEE'S               3875 Embassy Parkway, Suite 350
ADDRESS:                  Akron, Ohio 44333


SUBLEASED                 3875 Embassy Parkway
PREMISES:                 Akron, Ohio 44333


PERMITTED USES:           General office use.


BASE RENT:                $35,393.75 per month (annual rate of $12.50 per square
                          foot net of all operating costs).


RENTABLE
SQUARE FEET               33,978


LANDLORD:                 John D. Dellagnese III


LANDLORD'S                4000 Embassy Parkway, Suite 400
ADDRESS:                  Akron, Ohio 44333


COMMENCEMENT DATE:        September 1, 1998




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                               SUBLEASE AGREEMENT


         THIS SUBLEASE AGREEMENT ("the "Sublease") is entered into effective as of the 1st day of September, 1998 by and between Telxon Corporation, a Delaware corporation (the "Sublessor") and Aironet Wireless Communications, Inc., a Delaware corporation (the "Sublessee").

         THE PARTIES ENTER INTO THIS SUBLEASE on the basis of the following facts, intentions and understandings:

         A. Sublessor is a tenant in the building commonly known as the Waterford Building, located in Akron, Ohio (the "Building") pursuant to that certain lease between Sublessor as tenant and John D. Dellagnese III as landlord (the "Landlord"), dated July 19, 1995, as amended, (the "Master Lease"). Sublessor represents and warrants that to the best of its knowledge, the Master Lease is in full force and effect and that there are no current conditions that presently constitute a default, by either party, under the terms of the Master Lease. The Master Lease is attached hereto as Exhibit A.

         B. On the terms and conditions set forth below, Sublessee desires to sublet from Sublessor the premises Sublessor leases from Landlord.

         NOW THEREFORE, IN CONSIDERATION of these premises and the mutual covenants and promises of the parties set forth below, the parties agree as follows:



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         1. SUBLEASE. Sublessor subleases to Sublessee and Sublessee hires from
Sublessor the Subleased Premises, as defined in the Master Lease, (the "Subleased Premises"). The Subleased Premises consisting of approximately Four Thousand Thirty-eight (4,038) rentable square feet on the first floor and Twenty-nine Thousand Nine Hundred Forty (29,940) rentable square feet on the third floor are more particularly shown in Exhibit B attached hereto and incorporated herein by reference.

         2. TERM. The term of this Sublease shall be a twelve (12) month period commencing on September 1, 1998. Upon delivery of written notice to do so, said notice to be received no later than June 1, 1999, Sublessee shall have the right to extend this Sublease for an additional eighteen (18) month period. In the event Sublessee shall extend this Lease, it shall vacate the Subleased Premises no later then February 28, 2001.

         3. TERMINATION.

            a. Upon Sublessor sending written notice to Sublessee to terminate this Sublease for any default by Sublessee under the terms of the Sublease or the Master Lease, prior to any such termination becoming effective, Sublessee shall have ten (10) business days in which to cure any monetary default and thirty (30) days in which to cure any non-monetary default. If Sublessee is unable to cure any such default within the applicable cure period, Sublessee shall vacate the Premises within thirty (30) days from effective date of such termination.

            b. Sublessee shall have the right to terminate this Sublease by giving twelve (12) months written notice to Sublessor but such election to terminate can only be exercised if during the term of this Sublease, Sublessor sells its interest in the property located at 91


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Springside Drive, Akron, Ohio 44333 (the "Springside Property") and Sublessor
terminates the lease it currently has with Sublessee for said Springside
Property.

         4. RENT.

            A. BASE RENT. Sublessee agrees to pay to Sublessor for each month of the Term the amount set forth in the Basic Sublease Information as Base Rent. Sublessee's obligation to pay Base Rent shall begin on the Commencement Date. Sublessee shall pay Base Rent to Sublessor in advance on or before the first day of each calendar month during the Term. Sublessee shall pay all installments of Rent (as defined below in Section 4.b.) at the offices of Sublessor at 3330 West Market Street, Akron, Ohio 44333, Attention: Dennis Oleksuk, or at such other place as may be designated in writing from time to time by Sublessor, in lawful money of the United States and without prior notice, demand, deduction or offset for any cause whatsoever.

            b. ADDITIONAL CHARGES. As additional rent for the Subleased Premises (the "Additional Charges"), Sublessee shall pay to Sublessor as and when due under the Master Lease all amounts owed by Sublessor to Landlord pursuant to the Master Lease. "Rent" when used in this Sublease shall mean Base Rent and Additional Charges.

         5. SUBLEASE SUBJECT TO MASTER LEASE. This Sublease shall be subject to all of the terms and conditions of the Master Lease and Sublessee covenants to perform all of the obligations of Sublessor as tenant under the Master Lease. Sublessee shall not permit or cause to be permitted on the Subleased Premises or the Building any act or omission which shall violate any term or condition of the Master Lease. Sublessor and Landlord may alter the terms of the



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Master Lease without Sublessee's consent, provided that such changes do not adversely affect Sublessee's rights and obligations under this Sublease.

         6. DEFAULT BY SUBLESSOR. Sublessor has at all times, and, except as to such obligations which Sublessee is obligated to abide, shall continue to, comply with and perform all of its obligations under the Master Lease throughout the term of the Sublease. In the event Sublessor defaults in keeping, observing or performing any of the terms, provisions, covenants and conditions contained in the Master Lease, and such default is not cured by Sublessor, Sublessee shall have the right to remedy such default after it gives Sublessor written notice thereof. If Sublessee shall incur any direct expenses in remedying such default, Sublessee shall be entitled to off-set all such actual expenditures against the next monthly installment or installments of Rent falling due hereunder. Sublessor agrees to send to Sublessee a copy of any notice of default immediately upon Sublessor's receipt of such.

         7. QUIET ENJOYMENT. Sublessor agrees that if Sublessee pays the Rent and keeps and performs all of the covenants contained in this Sublease and the Master Lease, Sublessee will peaceably and quietly occupy the Premises during the term hereof without any hindrance, ejection, or molestation by Sublessor or any person lawfully claiming under Sublessor. However, Sublessee agrees that any action allowed by this Sublease to be taken by Sublessor shall not be deemed a breach of this Section 7.

         8. INDEMNITY. Sublessor shall indemnify and hold Sublessee harmless against any liability or loss arising out of injury to any persons or damage to any property occurring on or




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about the Premises prior to the commencement date of this Sublease unless such liability or loss is caused by acts of the Sublessee

         9. INCORPORATION OF MASTER LEASE. All of the terms and conditions of the Master Lease are incorporated herein as terms and conditions of this Sublease, with references in the Master Lease to Landlord and Tenant to mean, for purposes of this Sublease, Sublessor and Sublessee, respectively. Along with the Sections set out in this Sublease Agreement, the incorporated portions of the Master Lease shall be the complete terms and conditions of this Sublease. Notwithstanding the incorporation of the Master Lease as described in this
Section 9, Sublessee acknowledges and agrees that all services and repairs required in the Master Lease to be provided by Landlord will continue under this Sublease to be provided by the Landlord under the Master Lease and not by Sublessor. Sublessor agrees to cooperate with Sublessee as necessary to enforce the rights of the Tenant under the Master Lease to receive the benefits of all repair and service obligations of Landlord.

         10. ENTIRE AGREEMENT. This Sublease represents the entire agreement between the parties to this Sublease and supersedes all prior agreements between the parties whether written or oral.

         11. CONSENTS. With respect to any approvals called for under this Sublease as the same incorporates the terms of the Master Lease, it shall be deemed reasonable for Sublessor to withhold its consent if Landlord, for any reason, has refused such consent when the same was requested of Landlord under the Master Lease.





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         12. CONDITION PRECEDENT. This Sublease is conditioned upon Landlord's approval as required in the Master Lease.

         13. BROKERAGE COMMISSION. Each party warrants and represents that it has not engaged the services of or had contact with any real estate broker or finder in connection with this transaction in a manner sufficient to provide any real estate broker or finder with a basis for claiming the right to any commission or other fee in connection with this Sublease. Each party shall indemnify, defend with counsel of the indemnified party's choice, and hold the other party harmless from and against all expense, loss, damage or claims arising directly or indirectly from the indemnifying party's breach, or alleged breach, of the foregoing representations and warranties.

         14. CORPORATE AUTHORITY.

             a. Sublessee and each person executing this Sublease on behalf of Sublessee represents and warrants that (a) Sublessee is duly incorporated and validly existing under the laws of its state of incorporation; (b) Sublessee is qualified to do business in Ohio; (c) Sublessee has full corporate right and authority to enter into this Sublease and to perform all of Sublessee's obligations hereunder; and (d) each person signing this Sublease on behalf of Sublessee is duly and validly authorized to do so.

             b. Sublessor and each person executing this Sublease on behalf of Sublessor represents and warrants that (a) Sublessor is duly incorporated and validly existing under the laws of its state of incorporation; (b) Sublessor is qualified to do business in Ohio; (c) Sublessor has




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full corporate right and authority to enter into this Sublease and to perform all of Sublessor's obligations hereunder; and (d) each person signing this Sublease on behalf of Sublessor is duly and validly authorized to do so.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day first written above.
                                      SUBLESSOR
WITNESSES                             TELXON CORPORATION


/s/ Lisa LeMasters                    By: /s/ Dennis K. Oleksuk
--------------------------              -------------------------------------
Printed
Name: Lisa LeMasters                  Printed Name: Dennis K. Oleksuk
    ----------------------                        ---------------------------
/s/ Monica Jamison                    Title: Sr. Director, Corporate Services
--------------------------                 ----------------------------------
Printed
Name: Monica Jamison
    ----------------------

                                      SUBLESSEE
WITNESSES                             AIRONET WIRELESS COMMUNICATIONS, INC.

/s/ Candryth L. Mackey                By: /s/ R.G. Holmes
-------------------------               -------------------------------------
Printed
Name: Candryth L. Mackey              Printed Name: R.G. Holmes
    ---------------------                         ---------------------------
/s/ Diane Zielski                     Title: Sr. Vice President & CFO
-------------------------                  ----------------------------------
Printed
Name: Diane Zielski
    ---------------------


ACKNOWLEDGED AND AGREED:


LANDLORD
JOHN D. DELLAGNESE III


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